EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

Las Vegas Sands Reports
Second Quarter 2023 Results
For the quarter ended June 30, 2023

•Recovery in Travel and Tourism Spending in both Macao and Singapore Progressed During the Quarter

•Net Revenue of $2.54 billion and Net Income of $368 million

•Consolidated Adjusted Property EBITDA Reached $973 million, our Strongest Financial Performance since 2019

•Marina Bay Sands Adjusted Property EBITDA Reached $432 million
•Macao Adjusted Property EBITDA Reached $541 million
•Resumption of Return of Capital Program; Reinstatement of Quarterly Dividend at $0.20 per share

LAS VEGAS, July 19, 2023 - Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended June 30, 2023.

“We were pleased to see the robust recovery in travel and tourism spending underway in both Macao and Singapore progress during the quarter. We remain enthusiastic about the opportunity to welcome more guests back to our properties throughout the remainder of 2023 and in the years ahead,” said Robert G. Goldstein, chairman and chief executive officer.

“In Singapore, Marina Bay Sands again delivered outstanding levels of performance in all segments, with mass gaming revenue reaching another record result. We remain energized by the opportunity to introduce our new suite product and elevated service offerings to more customers as airlift capacity continues to improve and the recovery in travel and tourism spending from China and the wider region continues.

“In Macao, we were pleased to see the ongoing recovery now underway in all gaming and non-gaming segments progress during the quarter. We remain deeply enthusiastic about the opportunity to continue our investments to enhance Macao’s tourism appeal to travelers from throughout the region, including to foreign visitors to Macao. Our decades-long commitment to making investments that enhance the business and leisure tourism appeal of Macao and support its development as a world center of business and leisure tourism positions us exceedingly well to deliver strong growth as visitation to the market increases and the recovery in travel and tourism spending proceeds.

“Looking ahead, our resolute commitment to making industry-leading investments in our team members, our communities and our market-leading Integrated Resort property portfolio positions us exceptionally well to deliver strong growth in the years ahead. Our financial strength supports our ongoing investment and capital expenditure programs in both Macao and Singapore, our pursuit of growth opportunities in new markets, and the return of capital to stockholders. We are very pleased to reinstate our quarterly dividend this quarter.”

The company announced the resumption of its program to return capital to stockholders. The company’s quarterly dividend has been reinstated at $0.20 per common share. The next dividend will be paid on August 16, 2023, to Las Vegas Sands stockholders of record on August 8, 2023.

Net revenue was $2.54 billion, compared to $1.05 billion in the prior year quarter. Operating income was $537 million, compared to an operating loss of $147 million in the prior year quarter. Net income from continuing operations in the second quarter of 2023 was $368 million, compared to a net loss from continuing operations of $414 million in the second quarter of 2022.

Consolidated adjusted property EBITDA was $973 million, compared to $209 million in the prior year quarter.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL increased to $1.62 billion, compared to $368 million in the second quarter of 2022. Net income for SCL was $187 million, compared to a net loss of $422 million in the second quarter of 2022.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $210 million for the second quarter of 2023, compared to $162 million in the prior year quarter. Our weighted average borrowing cost in the second quarter of 2023 was 5.4% compared to 4.3% during the second quarter of 2022.

Our effective income tax rate for the second quarter of 2023 was 11.8%, compared to 36.2% in the prior year quarter. The income tax rate for the second quarter of 2023 was primarily driven by a 17% statutory rate on our Singapore operations.

Balance Sheet Items
Unrestricted cash balances as of June 30, 2023 were $5.77 billion.

The company has access to $3.67 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit.

As of June 30, 2023, total debt outstanding, excluding finance leases and financed purchases, was $14.70 billion. During the second quarter of 2023, $1.20 billion was repaid on the SCL revolving credit facility.

Capital Expenditures
Capital expenditures during the second quarter totaled $196 million, including construction, development and maintenance activities of $144 million at Marina Bay Sands, $42 million in Macao and $10 million in Corporate and Other.

###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, July 19, 2023 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Sands (NYSE: LVS)
Sands is the world’s preeminent developer and operator of world-class Integrated Resorts.

Our iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make our host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands in Singapore and The Venetian Macao, The Plaza and Four Seasons Hotel Macao, The Londoner Macao, The Parisian Macao and Sands Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Sands is dedicated to being a leader in corporate responsibility, anchored by our core tenets of serving people, planet and communities. Our ESG leadership has led to inclusion on the Dow Jones Sustainability Indices for World and North America. To learn more, visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this press release, the words “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends” and similar expressions, as they relate to our company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure you any forward-looking statements will prove to be correct. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to: risks relating to our gaming license in Singapore and new concession in Macao and amendments to Macao's gaming laws; general economic conditions; uncertainty about the pace of recovery of travel and tourism in Asia from the impacts of the COVID-19 pandemic; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics, or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, or attempt to expand our business in new markets and new ventures, execute our capital expenditure programs at our existing properties, and produce future returns; government regulation; the extent to which the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong; the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the collectability of our outstanding loan receivable; limitations on the transfers of cash to and from our subsidiaries; limitations of the pataca exchange markets; restrictions on the export of the renminbi; our ability to continue to have our securities traded in the U.S. securities market; and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such statements and information.

Contacts:

Investment Community:
Daniel Briggs
daniel.briggs@sands.com

Media:
Ron Reese
ron.reese@sands.com

Las Vegas Sands Corp.
Second Quarter 2023 Results
Non-GAAP Measures

Within the company’s second quarter 2023 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income (loss),” and “hold-normalized adjusted earnings (loss) per diluted share.” The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income (loss), which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding certain nonrecurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal or impairment of assets, loss on modification or early retirement of debt, other income or expense and income (loss) from discontinued operations, net of income tax. Adjusted net income (loss) and adjusted earnings

(loss) per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income (loss) from continuing operations before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income (loss) from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 3.30% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 3.15% to 3.45% for our Macao and Singapore properties. We do not present adjustments for Non-Rolling Chip drop for our table games play or for slots at our Macao and Singapore properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income (loss) and hold-normalized adjusted earnings (loss) per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income (loss) and adjusted earnings (loss) per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Casino	$1,862	$709	$3,403	$1,336
Rooms	296	97	539	192
Food and beverage	143	63	267	116
Mall	172	148	334	297
Convention, retail and other	69	28	119	47
Net revenues	2,542	1,045	4,662	1,988
Operating expenses:
Resort operations	1,577	842	2,916	1,680
Corporate	60	55	117	114
Pre-opening	8	3	10	7
Development	54	22	96	82
Depreciation and amortization	288	256	562	520
Amortization of leasehold interests in land	14	14	28	28
Loss on disposal or impairment of assets	4	—	18	6
	2,005	1,192	3,747	2,437
Operating income (loss)	537	(147)	915	(449)
Other income (expense):
Interest income	76	14	146	18
Interest expense, net of amounts capitalized	(210)	(162)	(428)	(318)
Other income (expense)	14	(9)	(21)	(31)
Income (loss) from continuing operations before income taxes	417	(304)	612	(780)
Income tax expense	(49)	(110)	(99)	(112)
Net income (loss) from continuing operations	368	(414)	513	(892)
Discontinued operations:
Income from operations of discontinued operations, net of tax	—	—	—	46
Gain on disposal of discontinued operations, net of tax	—	—	—	2,861
Adjustment to gain on disposal of discontinued operations, net of tax	—	(3)	—	(3)
Income (loss) from discontinued operations, net of tax	—	(3)	—	2,904
Net income (loss)	368	(417)	513	2,012
Net (income) loss attributable to noncontrolling interests	(56)	127	(54)	228
Net income (loss) attributable to Las Vegas Sands Corp.	$312	$(290)	$459	$2,240

Earnings (loss) per share — basic:
Net income (loss) from continuing operations	$0.41	$(0.38)	$0.60	$(0.87)
Net Income from discontinued operations, net of tax	—	—	—	3.80
Net income (loss) per common share	$0.41	$(0.38)	$0.60	$2.93

Earnings (loss) per share — diluted:
Net income (loss) from continuing operations	$0.41	$(0.38)	$0.60	$(0.87)
Net Income from discontinued operations, net of tax	—	—	—	3.80
Net income (loss) per common share	$0.41	$(0.38)	$0.60	$2.93

Weighted average shares outstanding:
Basic	764	764	764	764
Diluted	767	764	767	764

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net Revenues
The Venetian Macao	$653	$150	$1,211	$377
The Londoner Macao	402	79	685	200
The Parisian Macao	239	42	413	116
The Plaza Macao and Four Seasons Macao	223	79	395	181
Sands Macao	84	17	158	37
Ferry Operations and Other	27	7	45	14
Macao Operations	1,628	374	2,907	925

Marina Bay Sands	925	679	1,773	1,078
Intercompany Royalties	55	28	103	50
Intersegment Eliminations (1)	(66)	(36)	(121)	(65)
	$2,542	$1,045	$4,662	$1,988

Adjusted Property EBITDA
The Venetian Macao	$252	$(21)	$462	$(2)
The Londoner Macao	103	(54)	159	(87)
The Parisian Macao	74	(29)	120	(40)
The Plaza Macao and Four Seasons Macao	91	17	166	49
Sands Macao	15	(22)	25	(39)
Ferry Operations and Other	6	(1)	7	(2)
Macao Operations	541	(110)	939	(121)

Marina Bay Sands	432	319	826	440
	$973	$209	$1,765	$319

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	38.6%		38.2%
The Londoner Macao	25.6%		23.2%
The Parisian Macao	31.0%		29.1%
The Plaza Macao and Four Seasons Macao	40.8%	21.5%	42.0%	27.1%
Sands Macao	17.9%		15.8%
Ferry Operations and Other	22.2%		15.6%
Macao Operations	33.2%		32.3%

Marina Bay Sands	46.7%	47.0%	46.6%	40.8%

Total	38.3%	20.0%	37.9%	16.0%
____________________

Note:	The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the six months ended June 30, 2022, excludes the results of the Las Vegas Operating Properties, as they were classified as a discontinued operation.
(1)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income (Loss) from Continuing Operations to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income (loss) from continuing operations	$368	$(414)	$513	$(892)
Add (deduct):
Income tax expense	49	110	99	112
Other (income) expense	(14)	9	21	31
Interest expense, net of amounts capitalized	210	162	428	318
Interest income	(76)	(14)	(146)	(18)
Loss on disposal or impairment of assets	4	—	18	6
Amortization of leasehold interests in land	14	14	28	28
Depreciation and amortization	288	256	562	520
Development expense	54	22	96	82
Pre-opening expense	8	3	10	7
Stock-based compensation (1)	8	6	19	11
Corporate expense	60	55	117	114
Consolidated Adjusted Property EBITDA	$973	$209	$1,765	$319

Hold-normalized casino revenue adjustment (2)	(43)	(74)
Hold-normalized casino expense adjustment (2)	13	20
Consolidated Hold-Normalized Adjusted Property EBITDA	$943	$155
____________________

Note:
The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the six months ended June 30, 2022, excludes the results of the Las Vegas Operating Properties, as they were classified as a discontinued operation.

(1)
During the three months ended June 30, 2023 and 2022, the company recorded stock-based compensation expense of $20 million and $15 million, respectively, of which $12 million and $9 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations. During the six months ended June 30, 2023 and 2022, the company recorded stock-based compensation expense of $42 million and $29 million, respectively, of which $23 million and $18 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

(2)	See Exhibit 4.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended June 30, 2023

	Adjusted Property EBITDA	Hold-Normalized Casino Revenue Adjustment (1)	Hold-Normalized Casino Expense Adjustment (2)	Hold-Normalized Adjusted Property EBITDA
Macao Operations	$541	$(19)	$8	$530
Marina Bay Sands	432	(24)	5	413
	$973	$(43)	$13	$943

	Three Months Ended June 30, 2022

	Adjusted Property EBITDA	Hold-Normalized Casino Revenue Adjustment (1)	Hold-Normalized Casino Expense Adjustment (2)	Hold-Normalized Adjusted Property EBITDA
Macao Operations	$(110)	$(22)	$9	$(123)
Marina Bay Sands	319	(52)	11	278
	$209	$(74)	$20	$155
____________________

(1)	This adjustment represents the estimated incremental casino revenue related to Rolling Chip volume play that would have been earned or lost had the company’s current period win percentage equaled 3.30%. This calculation will only be applied if the current period win percentage is outside the expected range of 3.15% to 3.45%.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.
(2)	This adjustment represents the estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income (Loss) Attributable to LVS to Adjusted Net Income (Loss) and Hold-Normalized Adjusted Net Income (Loss):
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income (loss) attributable to LVS	$312	$(290)	$459	$2,240

Pre-opening expense	8	3	10	7
Development expense	54	22	96	82
Loss on disposal or impairment of assets	4	—	18	6
Other (income) expense	(14)	9	21	31
(Income) loss from discontinued operations, net of tax	—	3	—	(2,904)
Income tax impact on net income adjustments (1)	(11)	(5)	(19)	(19)
Noncontrolling interest impact on net income adjustments	1	(4)	(14)	(11)
Adjusted net income (loss) from continuing operations attributable to LVS	$354	$(262)	$571	$(568)

Hold-normalized casino revenue adjustment (2)	(43)	(74)
Hold-normalized casino expense adjustment (2)	13	20
Income tax impact on hold adjustments (1)	3	7
Noncontrolling interest impact on hold adjustments	3	4
Hold-normalized adjusted net income (loss) from continuing operations attributable to LVS	$330	$(305)

The following is a reconciliation of Income (Loss) per Diluted Share to Adjusted Earnings (Loss) per Diluted Share and Hold-Normalized Adjusted Earnings (Loss) per Diluted Share:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Per diluted share of common stock:
Net income (loss) attributable to LVS	$0.41	$(0.38)	$0.60	$2.93

Pre-opening expense	0.01	—	0.01	0.01
Development expense	0.07	0.03	0.13	0.11
Loss on disposal or impairment of assets	0.01	—	0.02	—
Other (income) expense	(0.02)	0.01	0.03	0.04
Income from discontinued operations, net of tax	—	—	—	(3.80)
Income tax impact on net income adjustments	(0.02)	—	(0.03)	(0.02)
Noncontrolling interest impact on net income adjustments	—	—	(0.02)	(0.01)
Adjusted earnings (loss) per diluted share from continuing operations	$0.46	$(0.34)	$0.74	$(0.74)

Hold-normalized casino revenue adjustment	(0.05)	(0.10)
Hold-normalized casino expense adjustment	0.02	0.02
Income tax impact on hold adjustments	—	0.01
Noncontrolling interest impact on hold adjustments	—	0.01
Hold-normalized adjusted earnings (loss) per diluted share from continuing operations	$0.43	$(0.40)

Weighted average diluted shares outstanding	767	764	767	764
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(2)	See Exhibit 4.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$9,036	$1,756	$8,817	$2,481
Slot machine win per unit per day (2)	$456	$101	$414	$101
Average number of table games	680	622	652	626
Average number of slot machines	1,372	1,341	1,377	1,380

The Londoner Macao:
Table games win per unit per day (1)	$7,535	$1,170	$6,450	$1,706
Slot machine win per unit per day (2)	$497	$53	$409	$56
Average number of table games	475	471	481	474
Average number of slot machines	1,114	1,354	1,120	1,352

The Parisian Macao:
Table games win per unit per day (1)	$7,997	$1,117	$6,821	$1,757
Slot machine win per unit per day (2)	$329	$30	$297	$35
Average number of table games	269	268	269	270
Average number of slot machines	870	1,093	895	1,097

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day (1)	$24,171	$3,937	$18,137	$4,885
Slot machine win per unit per day (2)	$311	$10	$282	$30
Average number of table games	91	141	106	142
Average number of slot machines	96	181	100	173

Sands Macao:
Table games win per unit per day (1)	$5,634	$1,045	$5,065	$1,133
Slot machine win per unit per day (2)	$258	$52	$240	$57
Average number of table games	140	154	147	155
Average number of slot machines	633	692	672	703

Marina Bay Sands:
Table games win per unit per day (1)	$12,072	$9,381	$11,647	$6,835
Slot machine win per unit per day (2)	$901	$730	$897	$703
Average number of table games	513	518	517	522
Average number of slot machines	2,921	2,701	2,911	2,465
____________________

Note:	The 2022 casino statistics exclude slot machines shutdown due to social distancing measures.
(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	June 30,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$523	$91	$432
Rooms	48	12	36
Food and Beverage	17	3	14
Mall	53	41	12
Convention, Retail and Other	12	3	9
Net Revenues	$653	$150	$503

Adjusted Property EBITDA	$252	$(21)	$273
EBITDA Margin %	38.6%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,093	$264	$829
Rolling Chip Win %(1)	3.73%	4.76%	(1.03)	pts

Non-Rolling Chip Drop	$2,174	$332	$1,842
Non-Rolling Chip Win %	23.8%	26.2%	(2.4)	pts

Slot Handle	$1,329	$254	$1,075
Slot Hold %	4.3%	4.9%	(0.6)	pts

Hotel Statistics

Occupancy %	94.6%	36.8%	57.8	pts
Average Daily Rate (ADR)	$209	$137	$72
Revenue per Available Room (RevPAR)	$198	$50	$148
____________________

Note:
Due to social distancing measures and travel restrictions, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022. Rooms utilized to house team members during 2022 due to travel restrictions were excluded from the calculation of hotel statistics above.

(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	June 30,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$281	$42	$239
Rooms	80	14	66
Food and Beverage	20	7	13
Mall	16	12	4
Convention, Retail and Other	5	4	1
Net Revenues	$402	$79	$323

Adjusted Property EBITDA	$103	$(54)	$157
EBITDA Margin %	25.6%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,999	$222	$1,777
Rolling Chip Win %(1)	2.67%	4.35%	(1.68)	pts

Non-Rolling Chip Drop	$1,354	$175	$1,179
Non-Rolling Chip Win %	20.1%	23.2%	(3.1)	pts

Slot Handle	$1,299	$163	$1,136
Slot Hold %	3.9%	4.0%	(0.1)	pts

Hotel Statistics

Occupancy %	81.8%	24.9%	56.9	pts
Average Daily Rate (ADR)	$197	$137	$60
Revenue per Available Room (RevPAR)	$161	$34	$127
____________________

Note:
Due to social distancing measures and travel restrictions, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022. Rooms utilized for government quarantine purposes and to house team members due to travel restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	June 30,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$183	$24	$159
Rooms	35	7	28
Food and Beverage	11	3	8
Mall	8	7	1
Convention, Retail and Other	2	1	1
Net Revenues	$239	$42	$197

Adjusted Property EBITDA	$74	$(29)	$103
EBITDA Margin %	31.0%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$612	$48	$564
Rolling Chip Win %(1)	7.18%	14.20%	(7.02)	pts

Non-Rolling Chip Drop	$776	$91	$685
Non-Rolling Chip Win %	19.6%	22.4%	(2.8)	pts

Slot Handle	$682	$64	$618
Slot Hold %	3.8%	4.7%	(0.9)	pts

Hotel Statistics

Occupancy %	98.0%	37.0%	61.0	pts
Average Daily Rate (ADR)	$156	$100	$56
Revenue per Available Room (RevPAR)	$153	$37	$116
____________________

Note:
Due to social distancing measures and travel restrictions, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022. Rooms utilized for government quarantine purposes and to house team members due to travel restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	June 30,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$150	$38	$112
Rooms	25	6	19
Food and Beverage	8	1	7
Mall	39	33	6
Convention, Retail and Other	1	1	—
Net Revenues	$223	$79	$144

Adjusted Property EBITDA	$91	$17	$74
EBITDA Margin %	40.8%	21.5%	19.3	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,178	$489	$689
Rolling Chip Win %(1)	3.63%	4.90%	(1.27)	pts

Non-Rolling Chip Drop	$567	$101	$466
Non-Rolling Chip Win %	27.6%	26.4%	1.2	pts

Slot Handle	$46	$3	$43
Slot Hold %	5.8%	5.9%	(0.1)	pts

Hotel Statistics

Occupancy %	84.8%	23.3%	61.5	pts
Average Daily Rate (ADR)	$479	$412	$67
Revenue per Available Room (RevPAR)	$407	$96	$311
____________________

Note:
Due to social distancing measures and travel restrictions, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022. Rooms utilized to house team members due to travel restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	June 30,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$76	$14	$62
Rooms	4	2	2
Food and Beverage	3	1	2
Convention, Retail and Other	1	—	1
Net Revenues	$84	$17	$67

Adjusted Property EBITDA	$15	$(22)	$37
EBITDA Margin %	17.9%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$36	$66	$(30)
Rolling Chip Win %(1)	2.40%	6.86%	(4.46)	pts

Non-Rolling Chip Drop	$406	$57	$349
Non-Rolling Chip Win %	17.5%	17.6%	(0.1)	pts

Slot Handle	$497	$120	$377
Slot Hold %	3.0%	2.7%	0.3	pts

Hotel Statistics

Occupancy %	94.6%	56.6%	38.0	pts
Average Daily Rate (ADR)	$169	$127	$42
Revenue per Available Room (RevPAR)	$160	$72	$88
____________________

Note:	Due to social distancing measures and travel restrictions, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	June 30,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$649	$500	$149
Rooms	104	56	48
Food and Beverage	84	48	36
Mall	57	55	2
Convention, Retail and Other	31	20	11
Net Revenues	$925	$679	$246

Adjusted Property EBITDA	$432	$319	$113
EBITDA Margin %	46.7%	47.0%	(0.3)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$6,013	$5,394	$619
Rolling Chip Win %(1)	3.71%	4.29%	(0.58)	pts

Non-Rolling Chip Drop	$1,870	$1,137	$733
Non-Rolling Chip Win %	18.2%	18.5%	(0.3)	pts

Slot Handle	$5,999	$4,090	$1,909
Slot Hold %	4.0%	4.4%	(0.4)	pts

Hotel Statistics(2)

Occupancy %	97.0%	93.9%	3.1	pts
Average Daily Rate (ADR)	$597	$330	$267
Revenue per Available Room (RevPAR)	$579	$310	$269
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).
(2)	During the three months ended June 30, 2023 and 2022, approximately 2,100 and 2,000 rooms, respectively, were available for use.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended June 30, 2023					TTM June 30, 2023
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$52	$46	88.5%	818,684	79.5%	$1,430

Shoppes at Four Seasons
Luxury Retail	23	20	87.0%	129,932	100.0%	7,227
Other Stores	16	16	100.0%	118,882	73.6%	3,229
	39	36	92.3%	248,814	87.4%	5,825

Shoppes at Londoner	16	13	81.3%	610,273	53.3%	1,355

Shoppes at Parisian	8	6	75.0%	296,371	63.9%	541

Total Cotai Strip in Macao	115	101	87.8%	1,974,142	70.0%	2,021

The Shoppes at Marina Bay Sands	57	51	89.5%	617,119	100.0%	2,912

Total	$172	$152	88.4%	2,591,261	77.2%	$2,319
____________________

Note:	This table excludes the results of our retail outlets at Sands Macao.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.